UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 11, 2020

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

10 Brook Street London, England	W1S 1BG
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Resignation

On March 11, 2020, Stephen M. Butz, Executive Vice President and Chief Financial Officer of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), resigned from such positions, effective as of the earlier of April 15, 2020 and the date on which a successor Chief Financial Officer begins serving in such capacity (the “Resignation Date”).

In connection with Mr. Butz’s resignation, the Company and its wholly owned indirect subsidiary, Noble Drilling Services Inc. (“Noble Drilling”), entered into a Separation Agreement with Mr. Butz (the “Separation Agreement”) on March 11, 2020. The following description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

•	Mr. Butz resigned from his positions as Executive Vice President and Chief Financial Officer of the Company and as an employee of Noble Drilling and all similar positions as an officer or director held by Mr. Butz with any affiliates of the Company effective as of the Resignation Date.

•	Mr. Butz released the Company and its affiliates from claims that he may have in connection with his employment with the Company or any of its affiliates as of the date of the Separation Agreement.

•	The Separation Agreement also contains covenants of Mr. Butz regarding non-solicitation of Company employees for the period occurring from the date of the Separation Agreement and continuing for one year following the Resignation Date, confidentiality and return of certain information, non-disparagement and cooperation.

•	On March 31, 2020, Mr. Butz will repay the Company $650,000 of the cash signing bonus received in connection with his appointment (the “Signing Bonus”).

•	In exchange for the releases (including the release described in the following paragraph), covenants and agreements of Mr. Butz contained in the Separation Agreement, Mr. Butz will retain $450,000 of the Signing Bonus.

The Separation Agreement also provides that Mr. Butz has 21 days to elect to enter into a final release agreement with the Company, pursuant to which he will release claims he may have against the Company or its affiliates relating to his employment with the Company or any of its affiliates as of the date of such final release or the termination of such employment, including, without limitation, claims of age discrimination. If Mr. Butz revokes, or does not timely deliver, such final release, Mr. Butz will be required to repay the Company an additional $50,000 of the Signing Bonus on April 10, 2020.

Other than what is provided for in the Separation Agreement and the final release agreement, if executed, Mr. Butz will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his resignation.

Chief Financial Officer Appointment

On March 16, 2020, the Company announced the appointment of Richard Barker as Senior Vice President and Chief Financial Officer of the Company, effective March 30, 2020. In connection with his appointment, Mr. Barker will act as the principal financial officer of the Company.

Mr. Barker, age 38, served as Managing Director of Moelis & Company, a leading global independent investment bank, where he specialized in advising oilfield services and equipment clients in the oil and gas sector, from August 2019 to March 2020. He has 15 years of investment banking experience working with oil and gas companies globally. Prior to joining Moelis & Company, Mr. Barker was Managing Director and Head of Oilfield Services for North America at JPMorgan, where he held roles of increasing responsibility from May 2015 to August 2019. From May 2011 to May 2015, he worked at Tudor, Pickering, Holt & Co., most recently as Executive Director, where he worked with oilfield services companies on a variety of strategic matters, including mergers and acquisitions, equity financing and capital structure policy. Mr. Barker began his investment banking career at Goldman Sachs, where he spent over five years through May 2011 in its Natural Resources Group. Prior to that, he was a professional tennis player, competing in Wimbledon and other tournaments worldwide. Mr. Barker graduated magna cum laude from Rice University with a B.A. in Mathematical Economic Analysis and Managerial Studies.

There is no arrangement or understanding between Mr. Barker and any other person pursuant to which Mr. Barker was appointed to his position with the Company. There is no family relationship between Mr. Barker and any director or executive officer of the Company. There are no transactions in which Mr. Barker has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Barker’s appointment as an officer of the Company, the Company, Noble Drilling and Mr. Barker will enter into an employment agreement and guaranty, which includes a change of control feature and is guaranteed by the Company (the “Employment Agreement”). The description of the Company’s current form of employment and guaranty agreement for our executive officers, set forth under “2018 Compensation Information — Potential Payments on Termination or Change of Control — Change of Control Employment Agreements” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 15, 2019, is incorporated herein by reference.

Also in connection with Mr. Barker’s appointment, the Board of Directors of the Company (the “Board”) approved the following elements of Mr. Barker’s compensation package: (i) a base salary of $475,000 per year, (ii) a one-time award of 750,000 time-vested restricted share units under the Company’s long-term incentive plan, which will vest one-third per year over three years, commencing on the first anniversary of the hire date, (iii) a performance-vested cash award with a target level value of $660,000, vesting at the end of a three-year performance period subject to achievement of performance metrics to be established by the Board and (iv) cash bonuses of $250,000 and $100,000 to be paid on December 31, 2020 and December 31, 2021, respectively, subject to continuous employment through such dates. In addition, Mr. Barker will be eligible to receive a cash retention award totaling $950,000, half of which will be paid on each of December 31, 2020 and December 31, 2021, subject to employment by the Company on such dates. Mr. Barker will also be eligible to participate in the Noble Corporation Short Term Incentive Plan (“STIP”) at an annual target award level of 75 percent of his base salary. For additional information on the Company’s STIP, please read “Executive Compensation — Compensation Discussion and Analysis” on pages 28 through 31 of the Company’s definitive proxy statement filed with the SEC on March 15, 2019.

Item 7.01	Regulation FD Disclosure.

On March 16, 2020, the Company issued a press release announcing the resignation of Mr. Butz and the appointment of Mr. Barker, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Separation Agreement, dated as of March 11, 2020, by and among Noble Corporation plc, Noble Drilling Services Inc. and Stephen M. Butz.

99.1	—	Press Release issued by Noble Corporation plc, dated March 16, 2020.

104	—	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: March 16, 2020	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary